                                                                    Exhibit 99.3

                1997 CLASS A ANNUAL CERTIFICATEHOLDER'S STATEMENT
                      (To be delivered by the Paying Agent
                         each Calendar Year pursuant to
                        subsection 5.02(e) of the Pooling
                            and Servicing Agreement)

                                CAPITAL ONE BANK


                         CAPITAL ONE MASTER TRUST 1993-4

       Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of September 30, 1993, between Capital One Bank (formerly Signet Bank/Virginia), as Transferor and Servicer, and The Bank of New York, as Trustee, the Servicer is required each year to prepare certain information regarding distributions to Class A Certificateholders. The information which is required to be prepared with respect to the distributions made during the preceding calendar year is set forth below. The information is presented on the basis of an original principal amount of $1,000 per Class A Certificate. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A.     Information Regarding Distributions to Class A
       ----------------------------------------------
       Certificateholders (Stated on the basis of $1,000
       -------------------------------------------------
       original principal amount).
       --------------------------

1.     The total amount distributed to Class A
       Certificateholders, per $1,000 interest                            $      59.2565141873
                                                                          --------------------

2.     The amount of the distribution set forth
       in paragraph 1 above in respect of
       principal on the Class A Certificates,
       per $1,000 interest                                                $                  0
                                                                          --------------------

3.     The amount of the distribution set forth
       in paragraph 1 above in respect of
       interest on the Class A Certificates,
       per $1,000 interest                                                $      59.2565141873
                                                                          --------------------




         CAPITAL ONE BANK                            HARRIS TRUST
         as Servicer,                                as Paying Agent,


         By:    /s/ Douglas C.H. Adamson             By:    /s/ Keith Richardson
            ----------------------------                ------------------------
         Name:      Douglas C.H. Adamson             Name:      Keith Richardson
         Title:     Securitization Manager           Title:

                1997 CLASS B ANNUAL CERTIFICATEHOLDER'S STATEMENT
                      (To be delivered by the Paying Agent
                         each Calendar Year pursuant to
                        subsection 5.02(e) of the Pooling
                            and Servicing Agreement)

                                CAPITAL ONE BANK


                         CAPITAL ONE MASTER TRUST 1993-4

       Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of September 30, 1993, between Capital One Bank (formerly Signet Bank/Virginia), as Transferor and Servicer, and The Bank of New York, as Trustee, the Servicer is required each year to prepare certain information regarding distributions to Class B Certificateholders. The information which is required to be prepared with respect to the distributions made during the preceding calendar year is set forth below. The information is presented on the basis of an original principal amount of $1,000 per Class B Certificate. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A.     Information Regarding Distributions to Class B
       ----------------------------------------------
       Certificateholders (Stated on the basis of $1,000
       -------------------------------------------------
       original principal amount).
       --------------------------

1.     The total amount distributed to Class B
       Certificateholders, per $1,000 interest                            $      57.9999995604
                                                                          --------------------

2.     The amount of the distribution set forth
       in paragraph 1 above in respect of
       principal on the Class B Certificates,
       per $1,000 interest                                                $                  0
                                                                          --------------------

3.     The amount of the distribution set forth
       in paragraph 1 above in respect of
       interest on the Class B Certificates,
       per $1,000 interest                                                $      57.9999995604
                                                                          --------------------





       CAPITAL ONE BANK                              HARRIS TRUST
       as Servicer,                                  as Paying Agent,


       By:    /s/ Douglas C.H. Adamson               By:    /s/ Keith Richardson
          ----------------------------                  ------------------------
       Name:      Douglas C.H. Adamson               Name:      Keith Richardson
       Title:     Securitization Manager             Title:

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